Exhibit 23.2


                    Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the use of our report included in this registration statement and to the incorporation by reference in this registration statement of our report dated January 15, 1999 included in The ServiceMaster Company's Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
ARTHUR ANDERSEN LLP



Chicago, Illinois
August 30, 1999

                                     II-11